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                                                                   EXHIBIT 10.4b

                                SECOND AMENDMENT
                                     TO THE
                            STERLING CHEMICALS, INC.
              AMENDED AND RESTATED SALARIED EMPLOYEES' PENSION PLAN


                  WHEREAS, there is reserved to Sterling Chemicals, Inc. ("Chemicals") in Section 15.1 of the Sterling Chemicals, Inc. Amended and Restated Salaried Employees' Pension Plan (the "Plan") the right to amend the Plan;

                  NOW, THEREFORE, the Plan is hereby amended by adding thereto a new Section 9.10A to read as follows:

                  9.10A Canadian Employees Transferred to Salaried Basis. The Monthly Retirement Income payable to a participant, who was an employee of a Canadian Affiliate Company prior to the date his participation under this Plan commenced and who is otherwise entitled to a benefit under a defined benefit pension plan maintained by the Canadian Affiliate Company (the "Canadian Plan"), with respect to his participation in this Plan and his participation in the Canadian Plan shall be the greater of:

                  (a) the Monthly Retirement Income or Monthly Vested Termination Benefit computed under this Plan as if all benefit service accrued under the Canadian Plan and this Plan had been accrued under this Plan alone; or

                  (b) the sum of:

                           (i) the Monthly Retirement Income or Monthly Vested
                  Termination Benefit under this Plan computed on the basis of his benefit service solely attributable to his service with the Employers on and after the date his participation in this Plan commenced; and

                           (ii) his non-contributory regular benefits under the
                  Canadian Plan determined on the basis of his benefit service accrued under the Canadian Plan prior to the date his participation in this Plan commenced. Such regular benefits shall be computed on the basis of the provisions of the Canadian Plan as in effect on the date he ceased to be an employee of the Canadian Affiliate Company.

                           There shall be no duplication of benefits for the same period of time and if paragraph (a) above is applicable, the benefits payable hereunder shall be reduced by the actuarial equivalence of the benefits payable under the Canadian Plan. A participant subject to this Section 9.10A must retire under both the Canadian Plan and this Plan at the same time.

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                  All terms used herein that are defined in the Plan shall have the same meanings given to such terms in the Plan, except as otherwise expressly provided herein.

                  Except as amended and modified hereby, the Plan shall continue in full force and effect and the Plan and this amendment shall be read, taken and construed as one and the same instrument.

                  This amendment may be executed in several counterparts, each of which shall be deemed an original, but all of which shall constitute but one and the same instrument which may be evidenced by any one counterpart.

                  IN WITNESS WHEREOF, Chemicals has executed this instrument to be effective as of January 1, 1997 upon the receipt of a favorable IRS determination letter for this amendment.

                                               STERLING CHEMICALS, INC.


                                               By:
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